UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 21, 2017

(Date of earliest event reported)

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800

Denver, Colorado 80265

(Address of principal executive offices and zip code)

(303) 672-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering and Officer’s Certificate

On November 21, 2017, QEP Resources, Inc. (the “Company”) completed the public offering of $500 million aggregate principal amount of 5.625% Senior Notes due 2026 (the “Notes”) registered under the Company’s registration statement on Form S-3 (File No. 333-202686). The Company received net proceeds from the offering of approximately $492.5 million after deducting the underwriting discount and commissions and estimated offering expenses. The Company intends to use (i) approximately $134 million of the net proceeds from the offering to redeem its outstanding 6.80% Senior Notes due 2018 (the “Redemption”) and (ii) the remainder of the net proceeds, together with cash on hand and, if necessary, borrowings under the Company’s revolving credit facility, to fund the previously announced tender offers to purchase up to $361 million aggregate principal amount of its outstanding 6.80% Senior Notes due 2020 and 6.875% Senior Notes due 2021 (together, the “Target Notes”), subject to applicable priority levels and proration (the “Tender Offers”). If the aggregate principal amount of the Target Notes accepted for payment in the Tender Offers and the 6.80% Senior Notes due 2018 redeemed in connection with the Redemption is less than the net proceeds of offering, the Company expects to use the remainder of the net proceeds for general corporate purposes, including the repayment or redemption of outstanding indebtedness.

The terms of the Notes are governed by an Indenture dated as of March 1, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”), and an officer’s certificate setting forth the terms of the Notes, dated as of November 21, 2017 (the “Officer’s Certificate”).

The Notes mature on March 1, 2026. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2018 at the rate of 5.625% per year. The Notes are unsecured and rank equally with the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to the Company’s subordinated indebtedness from time to time outstanding. If the Company experiences certain kinds of changes of control, it will offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date. The Company may redeem the Notes, at any time in whole or from time to time in part, at the redemption prices set forth in the Officer’s Certificate.

The Indenture and the Officer’s Certificate are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 21, 2017, the Company announced the early tender results of the previously announced offers by the Company to purchase for cash up to $361 million aggregate principal amount of its 6.80% Senior Notes due 2020 and 6.875% Senior Notes due 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	Indenture dated as of March 1, 2012, between QEP Resources, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 1, 2012).

4.2	Officer’s Certificate, dated as of November 21, 2017 (including the form of the Company’s 5.625% Senior Notes due 2026).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc. (Registrant)

November 21, 2017	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer